                                  EXHIBIT 10.7

                              TREND MINING COMPANY
                                401 FRONT AVENUE
                                     SUITE 1
                           COEUR D'ALENE, IDAHO 83814


                                                                  March 12, 2001


Electrum LLC
Caledonian House
Grand Cayman
Cayman Islands
British West Indies

         Re:  LOAN FACILITY AND WARRANTS

Dear Sirs:

         Reference is made to that certain letter agreement (the "Letter Agreement") dated December 6, 2000 by and between Trend Mining Company ("Trend") and Electrum LLC ("Electrum") relating to a loan facility. Terms used herein, with respect to the Letter Agreement, shall have the same meaning as used in the Letter Agreement. Reference is also made to that certain Stock Purchase Agreement dated December 29, 1999 between Trend and Tigris Financial Group Ltd. ("TFG"-TFG having assigned its interests therein to Electrum on March 8, 2000), as amended by an agreement between Electrum and Trend dated June 27, 2000 (collectively the "Stock Purchase Agreement"). Terms used herein with respect to the Stock Purchase Agreement shall have the same meaning as used in the Stock Purchase Agreement.

         Trend has requested, and Electrum is inclined to accept Trend's request to provide, an additional $50,000.00 U.S. to Trend (the "New Loan"). In providing the New Loan, and as consideration therefor, the following terms and conditions shall apply:

         1. Trend agrees that all of the terms, provisions and conditions of the Letter Agreement shall apply to the New Loan as if it were part of the "Total Loan Amount" under the Letter Agreement and, from and after the date of Electrum making the New Loan, $50,000 shall be added to the Total Loan Amount and shall be and become thereafter a part of the "Total Loan Amount" under the Letter Agreement.

         2. The number of warrants to be granted by Trend under paragraph 4 of the Letter Agreement shall increase to 335,000 warrants at $1.50 per share.

         3. The warrants granted to TFG, including Electrum, under paragraph 2.3 of the Stock Purchase Agreement, the warrants granted under Section 4 of the Letter Agreement and the warrants referred to in paragraph 2 above shall each have expiration dates of September 30, 2006.

         4. Electrum's obligation to provide the New Loan, in addition to the conditions thereto set forth in the Letter Agreement, shall be further conditioned on the progress of Trend's current filings with the SEC [being an amendment to its Form 10-SB, File No. 0-31159 (filed December 1, 2000), Form 10-KSB filed December 29, 2000 and Preliminary Proxy Materials filed December 21, 2000 (File No. 0-31159]; such progress to be determined by Electrum in its sole judgment. The New Loan may be called by Trend at any time prior to March 31, 2001.

         5. Trend covenants and agrees that the Total Loan Amount, as amended by paragraph 1 above, shall be repaid out of the first monies raised by Trend in any placement of its securities, before any other use is made of such funds and, upon a failure by Trend to carry of the terms of this provision, Electrum may declare the entire Total Loan Amount to be then immediately due and payable and shall have all rights and remedies available at law or in equity to a creditor with a defaulted loan.

         6. Trend and Electrum hereby amend the Stock Purchase Agreement effective as of July 31, 2000 to delete Section 2.2(d) thereof.

         Except as herein modified, in all other respects the Letter Agreement and the Stock Purchase Agreement shall remain in full force and effect.


                                    Sincerely,

                                    TREND MINING COMPANY


                                    By:   /s/Kurt J. Hoffman
                                          -----------------------------
                                            Kurt J. Hoffman,
                                            President



                                    ELECTRUM LLC


                                    By:   /s/Thomas Kaplan
                                          ----------------
                                            Thomas Kaplan,
                                            Director